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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                September 6, 2006

                              Diomed Holdings, Inc.


           Delaware                   000-32045                 84-140636
(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)

              1 Dundee Park
               Andover, MA                                     01810
(Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)

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ITEM 8.01. OTHER EVENTS.

In connection with the litigations we initiated in 2004 in the U.S. District Court for the District of Massachusetts against AngioDynamics, Inc., Vascular Solutions, Inc. and Total Vein Solutions LLC and New Star Lasers, Inc. for infringement of our U.S. Patent No. 6,398,777 (the "'777 Patent"), in December 2005, we moved for summary judgment that the '777 Patent is valid, enforceable and infringed by AngioDynamics and Vascular Solutions, and AngioDynamics and Vascular Solutions moved for summary judgment of non-infringement. A hearing of the parties' respective motions had been scheduled for June 1, 2006. That hearing was subsequently postponed by the court.

The postponement resulted from an order of the court dated May 22, 2006 wherein the judge, Richard G. Stearns, who was hearing the case, indicated that he recently had become a patient of a physician whom the Company had previously engaged as an expert witness in the '777 Patent litigation. On June 26, 2006 Judge Stearns issued an order under which he recused himself from the `777 Patent Litigation.

On July 6, 2006, Judge Nathaniel M. Gorton was assigned to the case. On August 30, 2006, Judge Gorton ruled on the pending motions and held that Diomed's `777 Patent is valid and enforceable. In granting Diomed's motion for summary judgment, the court rejected defenses advanced by defendants AngioDynamics and Vascular Solutions that Diomed's patent was invalid and unenforceable.

The court denied separate motions by each of the parties for summary judgment on the issue of infringement by the defendants, in effect ruling that Diomed is entitled to proceed to trial on its claims for an injunction and damages against the defendants.

On August 31, 2006, we issued a press release with respect to the rulings of the court on the motions for summary judgment.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

99.1       Press Release by Diomed Holdings, Inc. dated August 31, 2006


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Diomed Holdings, Inc.
                                        (Registrant)


Date: September 6, 2006                 By: /s/  DAVID B. SWANK
                                           -------------------------------------
                                        Name:    David B. Swank
                                        Title:   Chief Financial Officer

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List of Exhibits:

99.1       Press Release by Diomed Holdings, Inc. dated August 31, 2006